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                                                                     EXHIBIT 11

             FOREST OIL CORPORATION AND CONSOLIDATED SUBSIDIARIES
           CALCULATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK

                                                                       Years Ended December 31,
                                                                  --------------------------------
                                                                    1996        1995         1994
                                                                  -------     -------      -------
                                                               (In Thousands Except Per Share Amounts)
Primary earnings (loss) per share:
  Net earnings (loss)                                             $ 3,305     (17,996)     (81,843)

  Less dividend requirements on $.75 Convertible
   Preferred Stock                                                 (2,158)     (2,160)      (2,161)
                                                                  -------     -------      -------

  Net earnings (loss) attributable to common stock
   for primary earnings (loss) per share calculation              $ 1,147     (20,156)     (84,004)
                                                                  -------     -------      -------
                                                                  -------     -------      -------
  Weighted  average number of common
   shares outstanding                                              25,062       7,360        5,619

Dilutive effect of:
  Anschutz Warrants                                                   818           -            -
  Anschutz Option                                                     168           -            -
  Employee stock options                                               82           -            -
  Second Series Preferred Stock                                     1,033           -            -
                                                                  -------     -------      -------
  Weighted average number of common
   shares outstanding, as adjusted                                 27,163       7,360        5,619
                                                                  -------     -------      -------
                                                                  -------     -------      -------

Primary earnings (loss) per share of common stock                 $   .04       (2.74)      (14.95)
                                                                  -------     -------      -------
                                                                  -------     -------      -------
Fully diluted earnings (loss) per share:
  Net earnings (loss) attributable to common stock, as above      $ 1,147     (20,156)     (84,004)

  Add dividend requirements on $.75 Convertible Preferred Stock     2,158       2,160        2,161
                                                                  -------     -------      -------

  Net earnings (loss) attributable to common stock for
   fully diluted earnings (loss) per share calculation            $ 3,305     (17,996)     (81,843)
                                                                  -------     -------      -------
                                                                  -------     -------      -------

  Weighted average number of common shares
   outstanding                                                     25,062       7,360        5,619

  Dilutive effect of:
    Anschutz Warrants                                               1,415           -            -
    Anschutz Option                                                   148           -            -
    Employee stock options                                            376           -            -
    Second Series Preferred Stock                                   1,033           -            -
    $.75 Convertible Preferred Stock                                2,014       2,017        2,017
                                                                  -------     -------      -------

  Weighted average number of common shares
   outstanding, as adjusted                                        30,048       9,377        7,636
                                                                  -------     -------      -------
                                                                  -------     -------      -------

Fully diluted earnings (loss) per share of common stock           $   .11*      (1.92)*     (10.72)*
                                                                  -------     -------      -------
                                                                  -------     -------      -------

* The fully diluted loss per share is not presented in the Company's financial statements because the effects of assumed exercises and conversions were anti-dilutive.